UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

UNITED BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South 4th Street, Martins Ferry, Ohio		43935-0010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (740) 633-0445

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 19, 2012, United Bancorp, Inc. issued a press release announcing the voting results from its annual meeting held on April 18, 2012, which press release also announced the Company’s total assets and total shareholders’ equity as of the three month period ended March 31, 2012, unaudited. The press release is furnished as Exhibit No. 99 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Securities Holders.

The Annual Meeting of Shareholders of United Bancorp, Inc. was held on April 18, 2012. The only matters decided by a vote of the shareholders were:

1.	The election of the following Directors to a new term of office to serve until the next annual meeting of stockholders:

	Votes Cast For	Votes Withheld	Broker Non-Votes
James W. Everson	2,525,405.40	25,827.00	1,439,620.00
Scott A. Everson	2,524,513.40	26,719.00	1,439,620.00
John M. Hoopingarner	2,520,773.40	30,459.00	1,439,620.00
Samuel J. Jones	2,526,230.40	25,002.00	1,439,620.00
Terry A. McGhee	2,526,520.40	24,712.00	1,439,620.00
Matthew C. Thomas	2,455,121.52	96,110.88	1,439,620.00
Richard L. Riesbeck	2,526,769.40	24,463.00	1,439,620.00

2.	The ratification of the Audit Committee’s appointment of BKD, LLP to serve as the Company’s Independent Registered Public Accounting Firm for the 2012 fiscal year.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
3,961,244.40	26,897.00	711.00	2,000.00

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

99	Press release dated April 19, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2012	UNITED BANCORP, INC.

/s/ Randall M. Greenwood

Randall M. Greenwood
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description

99	Press release dated April 19, 2012.